ANNALY CAPITAL MANAGEMENT, INC. REPORTS 1st QUARTER 2018 RESULTS

NEW YORK—May 2, 2018 —Annaly Capital Management, Inc. (NYSE: NLY) (the “Company” or “Annaly”) today announced its financial results for the quarter ended March 31, 2018.
Quarterly Financial Highlights

•	GAAP net income of $1.3 billion, $1.12 per average common share

•	Core earnings (excluding PAA) were $385.3 million, $0.30 per average common share

•	GAAP return on average equity was 36.86% and core return on average equity (excluding PAA) was 10.70%

•	Book value per common share of $10.53

•	Economic leverage of 6.5x as compared to 6.6x at December 31, 2017

•	Net interest margin (excluding PAA) of 1.52%, up from 1.51% in the prior quarter

•	Increased hedge ratio to 94%, up from 70% as of December 31, 2017

Business Highlights

•	Continued expansion of credit businesses, representing 26% of dedicated capital at March 31, 2018, up from 24% as of December 31, 2017

•
Raised $425.0 million of preferred equity with the lowest coupon in history for a non-rated offering; proceeds used, in part, to redeem over $400 million of preferred stock, reducing the cost of preferred capital by 27 bps

•	Further diversified efficient funding sources for residential mortgage loans beyond FHLB with debut securitization of $327.5 million of UPB

•	Continued governance improvements by adopting enhanced Board evaluation process, including individual director assessments by an external facilitator

•	Authored industry leading white paper, in conjunction with an economist from the Federal Reserve Bank of New York, that evaluates Fannie Mae and Freddie Mac’s Credit Risk Transfer (“CRT”) initiative

•	Declared 18th consecutive quarterly dividend of $0.30 per common share

"After years of global accommodative policy, the first quarter demonstrated an inflection point - as we've discussed as inevitable - beyond which investors would no longer accept risk without differentiation of valuation," commented Kevin Keyes, Chairman, Chief Executive Officer and President. "Increased volatility and rising interest rates created a more challenging investment environment in the first quarter. Though we were not immune from the market backdrop, Annaly proactively managed our businesses to not only withstand short-term market shocks, but, as importantly, to position our portfolio for the long term. We significantly increased our hedge ratio and continued to selectively diversify into lower-levered floating rate credit assets, increasing our allocation to credit to 26%. With 36 complementary investment options across our four businesses, our diversified model, size, liquidity and conservative leverage profile uniquely position us to capitalize on opportunities resulting from increased volatility which will likely persist in the quarters ahead.”

Financial Performance

The following table summarizes certain key performance indicators as of and for the quarters ended March 31, 2018, December 31, 2017 and March 31, 2017:

	March 31, 2018	December 31, 2017	March 31, 2017
Book value per common share	$10.53	$11.34	$11.23
Economic leverage at period-end (1)	6.5:1	6.6:1	6.1:1
GAAP net income (loss) per average common share (2)	$1.12	$0.62	$0.41
Annualized GAAP return (loss) on average equity	36.86%	20.58%	13.97%
Net interest margin (3)	1.94%	1.47%	1.47%
Average yield on interest earning assets (4)	3.45%	2.97%	2.74%
Average cost of interest bearing liabilities (5)	1.90%	1.83%	1.59%
Net interest spread	1.55%	1.14%	1.15%
Core Earnings Metrics: *
Core earnings (excluding PAA) per average common share (2)(6)	$0.30	$0.31	$0.31
Core earnings per average common share (2)(6)	$0.41	$0.30	$0.29
PAA cost (benefit) per average common share	$(0.11)	$0.01	$0.02
Annualized core return on average equity (excluding PAA)	10.70%	10.67%	10.66%
Net interest margin (excluding PAA) (3)	1.52%	1.51%	1.55%
Average yield on interest earning assets (excluding PAA) (4)	2.99%	3.02%	2.83%
Net interest spread (excluding PAA)	1.09%	1.19%	1.24%

*	Represents non-GAAP financial measures. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.

(1)
Computed as the sum of recourse debt, to-be-announced (“TBA”) derivative notional outstanding and net forward purchases of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing. Securitized debt, participation sold and mortgages payable are non-recourse to the Company and are excluded from this measure.

(2)
Net of dividends on preferred stock. The quarter ended December 31, 2017 excludes cumulative and undeclared dividends of $8.3 million on the Company's Series F Preferred Stock as of September 30, 2017.

(3)
Net interest margin represents the sum of the Company's interest income plus TBA dollar roll income less interest expense and realized gains (losses) on interest rate swaps divided by the sum of average Interest Earning Assets plus average TBA contract balances. Net interest margin (excluding PAA) excludes the premium amortization adjustment (“PAA”) representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

(4)
Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).

(5)
Includes GAAP interest expense and interest expense on interest rate swaps. Prior to the quarter ended March 31, 2018, this metric included interest expense on interest rate swaps used to hedge cost of funds. Beginning with the quarter ended March 31, 2018, as a result of changes to the Company’s hedging portfolio, this metric reflects all interest expense on interest rate swaps, which is reported as Realized gains (losses) on interest rate swaps in the Company’s consolidated statements of comprehensive income (loss).

(6)
Core earnings is defined as net income (loss) excluding gains or losses on disposals of investments and termination or maturity of interest rate swaps, unrealized gains or losses on interest rate swaps and investments measured at fair value through earnings, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, transaction expenses and certain other non-recurring gains or losses, and inclusive of TBA dollar roll income (a component of Net gains (losses) on trading assets) and realized amortization of mortgage servicing rights ("MSR") (a component of net unrealized gains (losses) on investments measured at fair value through earnings). Core earnings (excluding PAA) excludes the premium amortization adjustment.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential mortgage credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations and policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. Annaly has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Annaly is externally managed by Annaly Management Company LLC. Additional information on the Company can be found at www.annaly.com.

The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the First Quarter 2018 Investor Presentation and the First Quarter 2018 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call

The Company will hold the first quarter 2018 earnings conference call on May 3, 2018 at 10:00 a.m. Eastern Time. The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls. The conference passcode is 5191574. There will also be an audio webcast of the call on www.annaly.com. The replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10119215. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	March 31, 2018	December 31, 2017 (1)	September 30, 2017	June 30, 2017	March 31, 2017
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$984,275	$706,589	$867,840	$700,692	$819,421
Investments, at fair value:
Agency mortgage-backed securities	88,579,097	90,551,763	85,889,131	73,963,998	72,708,490
Credit risk transfer securities	628,942	651,764	582,938	605,826	686,943
Non-Agency mortgage-backed securities	1,066,343	1,097,294	1,227,235	1,234,053	1,409,093
Residential mortgage loans (2)	1,535,685	1,438,322	895,919	779,685	682,416
Mortgage servicing rights	596,378	580,860	570,218	605,653	632,166
Commercial real estate debt investments (3)	2,960,323	3,089,108	3,869,110	3,972,560	4,102,613
Commercial real estate debt and preferred equity, held for investment	1,081,295	1,029,327	981,748	928,181	985,091
Investments in commercial real estate	480,063	485,953	470,928	474,510	462,760
Corporate debt	1,152,745	1,011,275	856,110	773,957	841,265
Interest rate swaps, at fair value	69,109	30,272	12,250	10,472	19,195
Other derivatives, at fair value	161,193	283,613	266,249	154,004	196,935
Reverse repurchase agreements	200,459	—	—	—	—
Receivable for investments sold	45,126	1,232	340,033	9,784	354,126
Accrued interest and dividends receivable	326,989	323,526	293,207	263,217	266,887
Other assets	421,448	384,117	353,708	399,456	388,224
Goodwill	71,815	71,815	71,815	71,815	71,815
Intangible assets, net	20,948	23,220	25,742	28,715	31,517
Total assets	$100,382,233	$101,760,050	$97,574,181	$84,976,578	$84,658,957
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$78,015,431	$77,696,343	$69,430,268	$62,497,400	$62,719,087
Other secured financing	3,830,075	3,837,528	3,713,256	3,785,543	3,876,150
Securitized debt of consolidated VIEs (4)	2,904,873	2,971,771	3,357,929	3,438,675	3,477,059
Participation sold	—	—	—	—	12,760
Mortgages payable	309,794	309,686	311,886	311,810	311,707
Interest rate swaps, at fair value	427,838	569,129	606,960	614,589	572,419
Other derivatives, at fair value	153,103	38,725	75,529	99,380	52,496
Dividends payable	347,897	347,876	326,425	305,709	305,691
Payable for investments purchased	91,327	656,581	5,243,868	1,043,379	340,383
Accrued interest payable	284,696	253,068	231,611	185,720	182,478
Accounts payable and other liabilities	74,264	207,770	121,231	84,948	161,378
Total liabilities	86,439,298	86,888,477	83,418,963	72,367,153	72,011,608
Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock (5)	—	—	—	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock (6)	169,466	290,514	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock (7)	445,457	445,457	445,457	445,457	445,457
7.625% Series E Cumulative Redeemable Preferred Stock (8)	—	287,500	287,500	287,500	287,500
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (9)	696,910	696,910	696,910	—	—
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (10)	411,335	—	—	—	—
Common stock, par value $0.01 per share (11)	11,597	11,596	10,881	10,190	10,190
Additional paid-in capital	17,218,191	17,221,265	16,377,805	15,581,760	15,580,038
Accumulated other comprehensive income (loss)	(3,000,080)	(1,126,020)	(640,149)	(850,767)	(1,126,091)
Accumulated deficit	(2,015,612)	(2,961,749)	(3,320,160)	(3,339,228)	(3,024,670)
Total stockholders’ equity	13,937,264	14,865,473	14,148,758	12,602,514	12,640,026
Noncontrolling interest	5,671	6,100	6,460	6,911	7,323
Total equity	13,942,935	14,871,573	14,155,218	12,609,425	12,647,349
Total liabilities and equity	$100,382,233	$101,760,050	$97,574,181	$84,976,578	$84,658,957

(1)	Derived from the audited consolidated financial statements at December 31, 2017.

(2)
Includes securitized residential mortgage loans transferred or pledged to consolidated variable interest entities (“VIEs”) carried at fair value of $560.2 million, $478.8 million, $139.8 million, $150.9 million and $155.6 million at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively.

(3)
Includes senior securitized commercial mortgage loans of consolidated VIEs with a carrying value of $2.7 billion, $2.8 billion, $3.6 billion, $3.7 billion and $3.7 billion at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively.

(4)
Includes securitized debt of consolidated VIEs carried at fair value of $2.9 billion, $3.0 billion, $3.4 billion, $3.4 billion and $3.5 billion at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively.

(5)
Includes 0 shares authorized, issued and outstanding at March 31, 2018 and December 31, 2017. Includes 7,412,500 authorized shares and 0 shares issued and outstanding at September 30, 2017.  Includes 7,412,500 shares authorized, issued and outstanding at June 30, 2017 and March 31, 2017.

(6)
Includes 12,000,000 shares authorized and 7,000,000 shares issued and outstanding at March 31, 2018. Includes 12,000,000 shares authorized, issued and outstanding at December 31, 2017. Includes 12,650,000 shares authorized and 12,000,000 shares issued and outstanding at each of September 30, 2017, June 30, 2017 and March 31, 2017.

(7)	Includes 18,400,000 shares authorized, issued and outstanding.

(8)
Includes 11,500,000 authorized, and 0 shares issued and outstanding at March 31, 2018. Includes 11,500,000 shares authorized, issued and outstanding at each of December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017.

(9)
Includes 28,800,000 shares authorized, issued and outstanding at March 31, 2018 and December 31, 2017.  Includes 32,200,000 shares authorized and 28,800,000 shares issued and outstanding at September 30, 2017.  Includes 0 shares authorized, issued and outstanding at June 30, 2017 and March 31, 2017.

(10)
Includes 19,550,000 shares authorized and 17,000,000 issued and outstanding at March 31, 2018. Includes 0 shares authorized, issued and outstanding at each of December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017.

(11)
Includes 1,909,750,000 shares authorized and 1,159,657,350 issued and outstanding at March 31, 2018.  Includes 1,929,300,000 shares authorized and 1,159,585,078 issued and outstanding at December 31, 2017.  Includes 1,917,837,500 shares authorized and 1,088,083,794 shares issued and outstanding at September 30, 2017.  Includes 1,945,437,500 shares authorized and 1,019,027,880 shares issued and outstanding at June 30, 2017.  Includes 1,945,437,500 shares authorized and 1,018,971,441 shares issued and outstanding at March 31, 2017.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(dollars in thousands, except per share data)

	For the quarters ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net interest income:
Interest income	$879,487	$745,423	$622,550	$537,426	$587,727
Interest expense	367,421	318,711	268,937	222,281	198,425
Net interest income	512,066	426,712	353,613	315,145	389,302

Realized and unrealized gains (losses):
Realized gains (losses) on interest rate swaps (1)	(48,160)	(82,271)	(88,211)	(96,470)	(104,156)
Realized gains (losses) on termination or maturity of interest rate swaps	834	(160,075)	—	(58)	—
Unrealized gains (losses) on interest rate swaps	977,285	484,447	56,854	(177,567)	149,184
Subtotal	929,959	242,101	(31,357)	(274,095)	45,028
Net gains (losses) on disposal of investments	13,468	7,895	(11,552)	(5,516)	5,235
Net gains (losses) on trading assets	(47,145)	121,334	154,208	(14,423)	319
Net unrealized gains (losses) on investments measured at fair value through earnings	(51,593)	(12,115)	(67,492)	16,240	23,683
Subtotal	(85,270)	117,114	75,164	(3,699)	29,237
Total realized and unrealized gains (losses)	844,689	359,215	43,807	(277,794)	74,265
Other income (loss)	34,023	25,064	28,282	30,865	31,646
General and administrative expenses:
Compensation and management fee	44,529	44,129	41,993	38,938	39,262
Other general and administrative expenses	17,981	15,128	15,023	15,085	14,566
Total general and administrative expenses	62,510	59,257	57,016	54,023	53,828
Income (loss) before income taxes	1,328,268	751,734	368,686	14,193	441,385
Income taxes	564	4,963	1,371	(329)	977
Net income (loss)	1,327,704	746,771	367,315	14,522	440,408
Net income (loss) attributable to noncontrolling interest	(96)	(151)	(232)	(102)	(103)
Net income (loss) attributable to Annaly	1,327,800	746,922	367,547	14,624	440,511
Dividends on preferred stock (2)	33,766	32,334	30,355	23,473	23,473
Net income (loss) available (related) to common stockholders	$1,294,034	$714,588	$337,192	$(8,849)	$417,038

Net income (loss) per share available (related) to common stockholders:
Basic	$1.12	$0.62	$0.31	$(0.01)	$0.41
Diluted	$1.12	$0.62	$0.31	$(0.01)	$0.41

Weighted average number of common shares outstanding:
Basic	1,159,617,848	1,151,653,296	1,072,566,395	1,019,000,817	1,018,942,746
Diluted	1,160,103,185	1,152,138,887	1,073,040,637	1,019,000,817	1,019,307,379

Net income (loss)	$1,327,704	$746,771	$367,315	$14,522	$440,408
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(1,879,479)	(487,597)	195,251	261,964	(59,615)
Reclassification adjustment for net (gains) losses included in net income (loss)	5,419	1,726	15,367	13,360	19,417
Other comprehensive income (loss)	(1,874,060)	(485,871)	210,618	275,324	(40,198)
Comprehensive income (loss)	(546,356)	260,900	577,933	289,846	400,210
Comprehensive income (loss) attributable to noncontrolling interest	(96)	(151)	(232)	(102)	(103)
Comprehensive income (loss) attributable to Annaly	(546,260)	261,051	578,165	289,948	400,313
Dividends on preferred stock (2)	33,766	32,334	30,355	23,473	23,473
Comprehensive income (loss) attributable to common stockholders	$(580,026)	$228,717	$547,810	$266,475	$376,840

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

(2)
The quarter ended December 31, 2017 excludes, and the quarter ended September 30, 2017 includes, cumulative and undeclared dividends of $8.3 million on the Company's Series F Preferred Stock as of September 30, 2017.

Key Metrics

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended March 31, 2018, December 31, 2017, and March 31, 2017:

	March 31, 2018	December 31, 2017	March 31, 2017
Portfolio Related Metrics:
Fixed-rate Residential Investment Securities as a percentage of total Residential Investment Securities	91%	90%	85%
Adjustable-rate and floating-rate Residential Investment Securities as a percentage of total Residential Investment Securities	9%	10%	15%
Weighted average experienced CPR for the period	8.9%	9.8%	11.5%
Weighted average projected long-term CPR at period-end	9.2%	10.4%	10.0%

Liabilities and Hedging Metrics:
Weighted average days to maturity on repurchase agreements outstanding at period-end	72	58	88
Hedge ratio (1)	94%	70%	63%
Weighted average pay rate on interest rate swaps at period-end (2)	2.00%	2.22%	2.25%
Weighted average receive rate on interest rate swaps at period-end (2)	2.13%	1.58%	1.15%
Weighted average net rate on interest rate swaps at period-end (2)	(0.13%)	0.64%	1.10%
Leverage at period-end (3)	6.1:1	5.7:1	5.6:1
Economic leverage at period-end (4)	6.5:1	6.6:1	6.1:1
Capital ratio at period-end	13.1%	12.9%	13.8%

Performance Related Metrics:
Book value per common share	$10.53	$11.34	$11.23
GAAP net income (loss) per average common share (5)	$1.12	$0.62	$0.41
Annualized GAAP return (loss) on average equity	36.86%	20.58%	13.97%
Net interest margin	1.94%	1.47%	1.47%
Average yield on interest earning assets (6)	3.45%	2.97%	2.74%
Average cost of interest bearing liabilities (7)	1.90%	1.83%	1.59%
Net interest spread	1.55%	1.14%	1.15%
Dividend declared per common share	$0.30	$0.30	$0.30
Annualized dividend yield (8)	11.51%	10.09%	10.80%
Core Earnings Metrics *
Core earnings (excluding PAA) per average common share (5)	$0.30	$0.31	$0.31
Core earnings per average common share (5)	$0.41	$0.30	$0.29
PAA cost (benefit) per average common share	$(0.11)	$0.01	$0.02
Annualized core return on average equity (excluding PAA)	10.70%	10.67%	10.66%
Net interest margin (excluding PAA)	1.52%	1.51%	1.55%
Average yield on interest earning assets (excluding PAA) (6)	2.99%	3.02%	2.83%
Net interest spread (excluding PAA)	1.09%	1.19%	1.24%

*	Represents non-GAAP financial measures. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.

(1)
Measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements, other secured financing and TBA notional outstanding;  excludes MSRs and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.

(2)	Excludes forward starting swaps.

(3)
Debt consists of repurchase agreements, other secured financing, securitized debt, participation sold and mortgages payable. Securitized debt, participation sold and mortgages payable are non-recourse to the Company.

(4)	Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of investments divided by total equity.

(5)
Net of dividends on preferred stock. The quarter ended December 31, 2017 excludes cumulative and undeclared dividends of $8.3 million on the Company's Series F Preferred Stock as of September 30, 2017.

(6)
Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).

(7)
Includes GAAP interest expense and interest expense on interest rate swaps. Prior to the quarter ended March 31, 2018, this metric included interest expense on interest rate swaps used to hedge cost of funds. Beginning with the quarter ended March 31, 2018, as a result of changes to the Company’s hedging portfolio, this metric reflects all interest expense on interest rate swaps, which is reported as Realized gains (losses) on interest rate swaps in the Company’s consolidated statements of comprehensive income (loss).

(8)	Based on the closing price of the Company’s common stock of $10.43, $11.89 and $11.11 at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company provides the following non-GAAP measures:

•	core earnings and core earnings (excluding PAA);

•	core earnings and core earnings (excluding PAA) per average common share;

•	annualized core return on average equity (excluding PAA);

•	interest income (excluding PAA);

•	economic interest expense;

•	economic net interest income (excluding PAA);

•	average yield on interest earning assets (excluding PAA);

•	net interest margin (excluding PAA); and

•	net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as core earnings, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.

These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure is useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.

Amortization
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.

The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.

The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Investment Securities portfolio for the quarters ended March 31, 2018, December 31, 2017, and March 31, 2017:

	For the quarters ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(dollars in thousands)
Premium amortization expense (accretion)	$95,832	$203,951	$203,634
Less: PAA cost (benefit)	(118,395)	11,367	17,870
Premium amortization expense (excluding PAA)	$214,227	$192,584	$185,764

	For the quarters ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(per average common share)
Premium amortization expense (accretion)	$0.08	$0.18	$0.20
Less: PAA cost (benefit)	(0.11)	0.01	0.02
Premium amortization expense (excluding PAA)	$0.19	$0.17	$0.18

Core earnings and core earnings (excluding PAA), core earnings and core earnings (excluding PAA) per average common share and annualized core return on average equity (excluding PAA)

The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of the Company’s interest income from its investment portfolio less financing, hedging and operating costs. Core earnings, which is comprised of interest income plus TBA dollar roll incomei, less financing and hedging costsii and general and administrative expenses, and core earnings (excluding PAA), are used by management and, we believe, used by our analysts and investors, to measure progress in achieving the Company's business objectives.

The Company defines “core earnings”, a non-GAAP measure, as net income (loss) excluding gains or losses on disposals of investments and termination or maturity of interest rate swaps, unrealized gains or losses on interest rate swaps and investments measured at fair value through earnings, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, transaction expenses and certain other non-recurring gains or losses, and inclusive of TBA dollar roll income (a component of Net gains (losses) on trading assets) and realized amortization of MSRs (a component of net unrealized gains (losses) on investments measured at fair value through earnings). Core earnings (excluding PAA) excludes the premium amortization adjustment representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss), and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. Annualized core return on average equity (excluding PAA), which is calculated by dividing core earnings (excluding PAA) over average stockholders’ equity, provides investors with additional detail on the core earnings generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP core earnings for the periods presented:

i TBA dollar roll transactions are accounted for as derivatives, with gains and losses reflected as a component of Net gains (losses) on trading assets in the Company’s Consolidated Statements of Comprehensive Income (Loss). TBA dollar roll income represents the economic equivalent of interest income on the underlying security less the implied cost of financing.
ii The interest component of hedging costs is reported as realized gains (losses) on interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss).

	For the quarters ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(dollars in thousands, except per share data)
GAAP net income (loss)	$1,327,704	$746,771	$440,408
Less:
Realized (gains) losses on termination or maturity of interest rate swaps	(834)	160,075	—
Unrealized (gains) losses on interest rate swaps	(977,285)	(484,447)	(149,184)
Net (gains) losses on disposal of investments	(13,468)	(7,895)	(5,235)
Net (gains) losses on trading assets	47,145	(121,334)	(319)
Net unrealized (gains) losses on investments measured at fair value through earnings	51,593	12,115	(23,683)
Transaction expenses (1)	1,519	—	—
Net (income) loss attributable to noncontrolling interest	96	151	103
Plus:
TBA dollar roll income (2)	88,353	89,479	69,968
MSR amortization (3)	(21,156)	(19,331)	(14,030)
Core earnings *	503,667	375,584	318,028
Less:
Premium amortization adjustment cost (benefit)	(118,395)	11,367	17,870
Core earnings (excluding PAA) *	$385,272	$386,951	$335,898
GAAP net income (loss) per average common share (4)	$1.12	$0.62	$0.41
Core earnings per average common share *(4)	$0.41	$0.30	$0.29
Core earnings (excluding PAA) per average common share *(4)	$0.30	$0.31	$0.31
Annualized GAAP return (loss) on average equity	36.86%	20.58%	13.97%
Annualized core return on average equity (excluding PAA) *	10.70%	10.67%	10.66%

*	Represents a non-GAAP financial measure.

(1)	Represents costs incurred in connection with a securitization of residential whole loans.

(2)	Represents a component of Net gains (losses) on trading assets.

(3)
Represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on investments measured at fair value.

(4)
Net of dividends on preferred stock. The quarter ended December 31, 2017 excludes cumulative and undeclared dividends of $8.3 million on the Company's Series F Preferred Stock as of September 30, 2017.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the “drop”. The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.

TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value as Net gains (losses) on trading assets in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives (excluding interest rate swaps).

TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on trading assets in the Consolidated Statements of Comprehensive Income (Loss).

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities), which can obscure underlying trends in the performance of the portfolio.

Economic interest expense includes GAAP interest expense and interest expense on interest rate swaps. Prior to the quarter ended March 31, 2018, economic interest expense included interest expense on interest rate swaps used to hedge cost of funds. Beginning with the quarter ended March 31, 2018, as a result of changes to the Company’s hedging portfolio, this metric reflects all interest expense on interest rate swaps, which is reported as Realized gains (losses) on interest rate swaps in the Company’s consolidated statements of comprehensive income (loss). The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the contractual interest payments on interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy.

Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(dollars in thousands)
Interest Income (Excluding PAA) Reconciliation
GAAP interest income	$879,487	$745,423	$587,727
Premium amortization adjustment	(118,395)	11,367	17,870
Interest income (excluding PAA) *	$761,092	$756,790	$605,597

Economic Interest Expense Reconciliation
GAAP interest expense	$367,421	$318,711	$198,425
Add:
Interest expense on interest rate swaps	48,160	73,957	88,966
Economic interest expense *	$415,581	$392,668	$287,391

Economic Net Interest Income (Excluding PAA) Reconciliation
Interest income (excluding PAA) *	$761,092	$756,790	$605,597
Less:
Economic interest expense *	415,581	392,668	287,391
Economic net interest income (excluding PAA) *	$345,511	$364,122	$318,206

*	Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA)
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average cost of interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income less interest expense and realized gains (losses) on interest rate swaps divided by the sum of average Interest Earning Assets plus average TBA contract balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.

Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	March 31, 2018	December 31, 2017	March 31, 2017
Economic Metrics (Excluding PAA)	(dollars in thousands)
Average interest earning assets	$101,979,042	$100,247,589	$85,664,151
Interest income (excluding PAA) *	$761,092	$756,790	$605,597
Average yield on interest earning assets (excluding PAA) *	2.99%	3.02%	2.83%
Average interest bearing liabilities	$87,376,452	$85,992,215	$72,422,968
Economic interest expense *	$415,581	$392,668	$287,391
Average cost of interest bearing liabilities	1.90%	1.83%	1.59%
Economic net interest income (excluding PAA) *	$345,511	$364,122	$318,206
Net interest spread (excluding PAA) *	1.09%	1.19%	1.24%

Interest income (excluding PAA) *	$761,092	$756,790	$605,597
TBA dollar roll income	88,353	89,479	69,968
Interest expense	(367,421)	(318,711)	(198,425)
Realized gains (losses) on interest rate swaps (1)	(48,160)	(82,271)	(104,156)
Subtotal	$433,864	$445,287	$372,984
Average interest earnings assets	$101,979,042	$100,247,589	$85,664,151
Average TBA contract balances	12,050,341	17,509,691	10,655,785
Subtotal	$114,029,383	$117,757,280	$96,319,936
Net interest margin (excluding PAA) *	1.52%	1.51%	1.55%

*	Represents a non-GAAP financial measure.

(1)	Consists of interest expense on interest rate swaps.